Exhibit 99.01

Contacts:	Investors	Media
	Jerry Natoli	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6181	650-944-6251
	jerry_natoli@intuit.com	diane_carlini@intuit.com
Intuit First-Quarter Revenue Grows 8 Percent
Company Updates Full-Year Guidance
to 6 Percent – 10 Percent Revenue Growth
     MOUNTAIN VIEW, Calif. – Nov. 19, 2008 - Intuit Inc. (Nasdaq: INTU) today announced first-quarter revenue of $481 million, an 8 percent increase over the year-ago quarter.
     “First-quarter revenue was within our expected range, and operating income and earnings per share were significantly above our expectations,” said Brad Smith, Intuit’s president and chief executive officer. “It’s clear our customers are facing a challenging economic environment. We believe individuals and small businesses will turn to our products and services to help them save and make money.”
First-Quarter 2009 Financial Highlights
•	Revenue of $481 million increased 8 percent from the year-ago quarter.

•	GAAP operating loss from continuing operations of $76 million, improved from $103 million in the year-ago quarter. GAAP net loss per share of 16 cents compared to a 6-cent loss per share in the year-ago quarter.

•	Non-GAAP operating loss of $29 million improved from $56 million in the year-ago quarter. Non-GAAP net loss per share of 9 cents improved from a 10-cent loss per share in the year-ago quarter.
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Intuit First Quarter 2009 Earnings

     Intuit typically posts a seasonal loss in its first quarter when there is little revenue from its tax businesses but expenses remain relatively constant. The first quarter 2008 GAAP net loss included a $24 million pretax gain from the sale of outsourced payroll assets and a $27 million gain from discontinued operations.
First-Quarter 2009 Business Segment Results
•	QuickBooks revenue was $152 million, up 6 percent over the year-ago quarter.

•	Payroll and Payments revenue was $152 million, up 16 percent over the year-ago quarter.

•	Consumer Tax revenue was $14 million, up 7 percent over the year-ago quarter.

•	Accounting Professionals revenue was $21 million, up 16 percent from the year-ago quarter.

•	Financial Institutions revenue was $75 million, up 3 percent from the year-ago quarter.

•	Other Businesses revenue was $67 million, flat with the year-ago quarter.
Forward-looking Guidance
     Intuit provided guidance for its second quarter of fiscal year 2009, which will end on Jan. 31. Intuit’s expected results for the second quarter are:
•	Revenue of $860 million to $880 million, or growth of 3 percent to 5 percent.

•	Non-GAAP operating income of $205 million to $219 million, and GAAP operating income of $145 million to $159 million.

•	Non-GAAP diluted earnings per share of 40 cents to 42 cents, and GAAP diluted earnings per share of 30 cents to 32 cents.
     Intuit also updated its previous guidance for fiscal year 2009 revenue, operating income and fully diluted earnings per share to reflect current expectations. For fiscal 2009 the company now expects:
•	Revenue of $3.26 billion to $3.38 billion, or growth of 6 percent to 10 percent. Prior guidance was for growth of 9 percent to 12 percent.
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Intuit First Quarter 2009 Earnings

•	Non-GAAP operating income of $933 million to $970 million, or growth of 9 percent to 13 percent, and GAAP operating income of $705 million to $742 million. Prior guidance was non-GAAP operating income growth of 13 percent to 16 percent and GAAP operating income of $724 million to $744 million.

•	Non-GAAP diluted earnings per share of $1.82 to $1.89, or growth of 14 percent to 18 percent, and GAAP diluted earnings per share of $1.38 to $1.45. These estimates include an approximately 4-cent benefit resulting from a reduced tax rate associated with passage of the research and development tax credit. Prior guidance was non-GAAP diluted earnings per share of $1.86 to $1.90 and GAAP diluted earnings per share of $1.41 to $1.45.
     Intuit also updated previously given fiscal 2009 business segment revenue guidance. The company now expects:
•	QuickBooks revenue of $650 million to $675 million, or growth of 5 percent to 9 percent. Prior guidance was $670 million to $695 million.

•	Payroll and Payments revenue of $619 million to $642 million, or growth of 10 percent to 14 percent. Prior guidance was $639 million to $662 million.

•	Consumer Tax revenue of $1.0 billion to $1.04 billion, or growth of 8 percent to 12 percent, unchanged from prior guidance.

•	Accounting Professionals revenue of $345 million to $358 million, or growth of 5 percent to 9 percent, unchanged from prior guidance.

•	Financial Institutions revenue of $313 million to $325 million, or growth of 5 percent to 9 percent, unchanged from prior guidance.

•	Other Businesses revenue of $320 million to $340 million, or a decline of 4 percent to an increase of 2 percent. Prior guidance was $354 million to $367 million.
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Intuit First Quarter 2009 Earnings

Webcast and Conference Call Information
     A live audio webcast of Intuit’s first-quarter 2009 conference call is available at http://about.intuit.com/about_intuit/investors/webcast.jsp. The call begins today at 1:30 p.m. Pacific time. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://about.intuit.com/about_intuit/investors/earnings/.
     The conference call number is 866-814-1918 in the United States or 703-639-1362 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1299072.
Intuit, the Intuit logo and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release issued by Intuit on November 19, 2008 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s future expected financial results; its prospects for the business in fiscal 2009 and beyond; and all of the statements under the headings “Forward-looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; if economic and market conditions in the U.S. and worldwide continue to decline, our customers may delay or reduce technology purchases which may harm our business, results of operations and financial condition; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our

Intuit First Quarter 2009 Earnings

offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to deliver products and services and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2008 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of November 19, 2008, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2008	2007
Net revenue:
Product	$220,553	$218,620
Service and other	260,826	226,318

Total net revenue	481,379	444,938

Costs and expenses:
Cost of revenue:
Cost of product revenue	33,400	33,747
Cost of service and other revenue	111,708	97,454
Amortization of purchased intangible assets	15,213	12,814
Selling and marketing	186,186	169,659
Research and development	136,217	149,336
General and administrative	65,097	77,115
Acquisition-related charges	9,588	8,012

Total costs and expenses [A]	557,409	548,137

Operating loss from continuing operations	(76,030)	(103,199)
Interest expense	(11,731)	(14,049)
Interest and other income (expense)	(1,868)	17,191
Gains on marketable equity securities and other investments, net	577	713
Gain on sale of outsourced payroll assets [B]	—	23,951

Loss from continuing operations before income taxes	(89,052)	(75,393)
Income tax benefit [C]	(37,117)	(28,328)
Minority interest expense, net of tax	209	506

Net loss from continuing operations	(52,144)	(47,571)
Net income from discontinued operations [D]	—	26,767

Net loss	$(52,144)	$(20,804)

Basic and diluted net loss per share from continuing operations	$(0.16)	$(0.14)
Basic and diluted net income per share from discontinued operations	—	0.08

Basic and diluted net loss per share	$(0.16)	$(0.06)

Shares used in basic and diluted per share calculations	323,269	337,584

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded for the periods shown.

	Three Months Ended
	October 31,	October 31,
	2008	2007
Cost of product revenue	$246	$276
Cost of service and other revenue	1,022	1,458
Selling and marketing	8,080	7,698
Research and development	6,381	7,881
General and administrative	6,024	9,342

Total share-based compensation	$21,753	$26,655

[B]	In March 2007 we sold certain assets related to our Complete Payroll and Premier Payroll Service businesses to Automatic Data Processing, Inc. (ADP) for a price of up to approximately $135 million in cash. The final purchase price was contingent upon the number of customers that transitioned to ADP pursuant to the purchase agreement over a period of approximately one year from the date of sale. In the three months ended October 31, 2007 we recorded a pre-tax gain of $24.0 million on our statement of operations for customers who transitioned to ADP during that period. We received a total price of $93.6 million and recorded a total pre-tax gain of $83.2 million from the inception of this transaction through its completion in the third quarter of fiscal 2008.

[C]	Our effective tax rate for the three months ended October 31, 2008 was approximately 42%. Excluding net one-time benefits primarily related to the reinstatement of the research and experimental credit, our effective tax rate for that period was approximately 35% and did not differ significantly from the federal statutory rate. State income taxes were offset primarily by the benefit we received from federal and state research and experimental credits, the domestic production activities deduction, and tax exempt interest income. Our effective tax rate for the three months ended October 31, 2007 was approximately 38%. Excluding net one-time benefits primarily related to executive stock compensation, our effective tax rate for that period was approximately 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from tax exempt interest income, federal and state research and experimental credits, and the domestic production activities deduction.

[D]	In August 2007 we sold our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash and recorded a net gain on disposal of $27.5 million. IDMS was part of our Other Businesses segment. In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and in our statements of operations for all periods prior to the sale. Because IDMS operating cash flows were not material for any period presented, we have not segregated them from continuing operations on our statements of cash flows. We have segregated the cash impact of the gain on disposal of IDMS on our statement of cash flows for the three months ended October 31, 2007.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 19, 2008 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions. Acquisition-related charges in operating expenses include amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses and assets, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 36% for the first quarter of fiscal 2008; 36% for the first quarter of fiscal 2009; and 34% for full year fiscal 2009 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2008	2007
GAAP operating loss from continuing operations	$(76,030)	$(103,199)
Amortization of purchased intangible assets	15,213	12,814
Acquisition-related charges	9,588	8,012
Share-based compensation expense	21,753	26,655

Non-GAAP operating loss	$(29,476)	$(55,718)

GAAP net loss	$(52,144)	$(20,804)
Amortization of purchased intangible assets	15,213	12,814
Acquisition-related charges	9,588	8,012
Share-based compensation expense	21,753	26,655
Net gains on marketable equity securities and other investments	(577)	(713)
Pre-tax gain on sale of outsourced payroll assets	—	(23,951)
Income tax effect of non-GAAP adjustments	(16,227)	(7,934)
Exclusion of discrete tax items	(5,598)	(1,467)
Discontinued operations	—	(26,767)

Non-GAAP net loss	$(27,992)	$(34,155)

GAAP diluted net loss per share	$(0.16)	$(0.06)
Amortization of purchased intangible assets	0.04	0.03
Acquisition-related charges	0.03	0.02
Share-based compensation expense	0.07	0.08
Net gains on marketable equity securities and other investments	—	—
Pre-tax gain on sale of outsourced payroll assets	—	(0.07)
Income tax effect of non-GAAP adjustments	(0.05)	(0.02)
Exclusion of discrete tax items	(0.02)	—
Discontinued operations	—	(0.08)

Non-GAAP diluted net loss per share	$(0.09)	$(0.10)

Shares used in diluted per share calculations	323,269	337,584

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	July 31,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$169,557	$413,340
Investments	289,031	414,493
Accounts receivable, net	142,980	127,230
Income taxes receivable	157,966	60,564
Deferred income taxes	90,534	101,730
Prepaid expenses and other current assets	58,242	45,457

Current assets before funds held for customers	908,310	1,162,814
Funds held for customers	327,526	610,748

Total current assets	1,235,836	1,773,562
Long-term investments	288,354	288,310
Property and equipment, net	533,427	507,499
Goodwill	1,693,666	1,698,087
Purchased intangible assets, net	248,354	273,087
Long-term deferred income taxes	27,648	52,491
Other assets	78,465	73,548

Total assets	$4,105,750	$4,666,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131,238	$115,198
Accrued compensation and related liabilities	116,481	229,819
Deferred revenue	339,857	359,936
Income taxes payable	174	16,211
Other current liabilities	112,462	135,326

Current liabilities before customer fund deposits	700,212	856,490
Customer fund deposits	327,526	610,748

Total current liabilities	1,027,738	1,467,238

Long-term debt	998,042	997,996
Other long-term obligations	125,763	121,489

Total liabilities	2,151,543	2,586,723

Minority interest	7,182	6,907
Stockholders’ equity	1,947,025	2,072,954

Total liabilities and stockholders’ equity	$4,105,750	$4,666,584

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(52,144)	$(20,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	33,585	26,222
Amortization of intangible assets	27,157	22,648
Share-based compensation	21,753	26,701
Pre-tax gain on sale of outsourced payroll assets	—	(23,951)
Pre-tax gain on sale of IDMS	—	(45,667)
Deferred income taxes	45,007	7,247
Tax benefit from share-based compensation plans	10,622	11,800
Excess tax benefit from share-based compensation plans	(6,127)	(8,255)
Other	5,133	(372)

Subtotal	84,986	(4,431)

Changes in operating assets and liabilities:
Accounts receivable	(16,724)	(10,471)
Prepaid expenses, taxes and other current assets	(120,910)	(34,686)
Accounts payable	21,575	35,998
Accrued compensation and related liabilities	(112,619)	(92,676)
Deferred revenue	(17,781)	(15,697)
Income taxes payable	(14,162)	(26,193)
Other liabilities	(24,046)	(13,207)

Total changes in operating assets and liabilities	(284,667)	(156,932)

Net cash used in operating activities	(199,681)	(161,363)

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(36,072)	(289,490)
Sales of available-for-sale debt securities	147,906	349,506
Maturities of available-for-sale debt securities	10,795	131,000
Net change in funds held for payroll customers’ money market funds and other cash equivalents	283,222	39,095
Purchases of property and equipment	(67,210)	(65,275)
Net change in payroll customer fund deposits	(283,222)	(39,095)
Cash received from acquirer of outsourced payroll assets	—	20,022
Proceeds from divestiture of businesses	—	97,147
Other	2,278	(9,315)

Net cash provided by investing activities	57,697	233,595

Cash flows from financing activities:
Net proceeds from issuance of common stock under stock plans	63,316	51,199
Purchase of treasury stock	(165,204)	(249,998)
Excess tax benefit from share-based compensation plans	6,127	8,255
Issuance of restricted stock units pursuant to Management Stock Purchase Plan	2,295	2,284
Other	(763)	1,106

Net cash used in financing activities	(94,229)	(187,154)

Effect of exchange rates on cash and cash equivalents	(7,570)	5,789

Net decrease in cash and cash equivalents	(243,783)	(109,133)
Cash and cash equivalents at beginning of period	413,340	255,201

Cash and cash equivalents at end of period	$169,557	$146,068

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending January 31, 2009
Revenue	$860,000	$880,000	$—		$860,000	$880,000
Operating income	$145,000	$159,000	$60,000	[a]	$205,000	$219,000
Operating margin	17%	18%	7	% [a]	24%	25%
Diluted earnings per share	$0.30	$0.32	$0.10	[b]	$0.40	$0.42
Shares	329,000	331,000	—		329,000	331,000

Twelve Months Ending July 31, 2009
Revenue	$3,260,000	$3,380,000	$—		$3,260,000	$3,380,000
Operating income	$705,000	$742,000	$228,000	[c]	$933,000	$970,000
Operating margin	22%	22%	7	% [c]	29%	29%
Diluted earnings per share	$1.38	$1.45	$0.44	[d]	$1.82	$1.89
Shares	328,000	331,000	—		328,000	331,000

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $36 million; amortization of purchased intangible assets of approximately $15 million; and acquisition-related charges of approximately $9 million.

[b]	Reflects the estimated adjustments in item [a] and income taxes related to these adjustments.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $130 million; amortization of purchased intangible assets of approximately $60 million; and acquisition-related charges of approximately $38 million.

[d]	Reflects the estimated adjustments in item [c] and income taxes related to these adjustments.